Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 4, 2018, except for Note 17, as to which the date is May 7, 2018, relating to the combined carve-out financial statements of EuroDry Ltd. Predecessor, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
May 7, 2018